Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2008 AND

FULL-YEAR 2008 FINANCIAL RESULTS

•	Fourth quarter revenue grew to $212.6 million, up 8 percent from the prior quarter and 16 percent year-over-year, and annual revenue increased 24 percent year-over-year to $790.9 million

•

Fourth quarter GAAP net income increased 22 percent quarter-over-quarter to $40.5 million, or $0.22 per diluted share, and full-year GAAP net income increased 44 percent year-over-year to $145.1 million, or $0.79 per diluted share

•

Fourth quarter normalized net income* increased 11 percent quarter-over-quarter to $82.2 million, or $0.44 per diluted share, and full-year normalized net income* increased 26 percent year-over-year to $308.5 million, or $1.66 per diluted share

CAMBRIDGE, Mass. – February 4, 2009 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leader in powering rich media, dynamic transactions and enterprise applications online, today reported financial results for the fourth quarter and full-year ended December 31, 2008. Revenue for the fourth quarter 2008 was $212.6 million, an 8 percent increase over third quarter revenue of $197.3 million, and a 16 percent increase over fourth quarter 2007 revenue of $183.2 million. Total revenue for 2008 was $790.9 million, a 24 percent increase over 2007 revenue of $636.4 million.

“2008 was another year of impressive growth and significant accomplishments for Akamai,” said Paul Sagan, president and CEO of Akamai. “As the external environment has become more challenging, we’re pleased that we were able to grow revenue and earnings throughout the year while broadening our portfolio of solutions to improve Internet performance for our customers.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2008 was $40.5 million, or $0.22 per diluted share. Full-year GAAP net income for 2008 was $145.1 million, or $0.79 per diluted share.

The Company generated normalized net income* of $82.2 million, or $0.44 per diluted share, in the fourth quarter of 2008, an 11 percent increase over prior quarter normalized net income of $74.2 million, or $0.40 per diluted share. Full-year normalized net income grew 26 percent year-over-year to $308.5 million, or $1.66 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the fourth quarter of 2008 was $100.3 million, up from $90.5 million in the prior quarter, and $86.9 million in the fourth quarter of 2007. Adjusted EBITDA margin for the fourth quarter was 47 percent, consistent with the same period last year. For the full year, adjusted EBITDA was $370.8 million, up from $283.2 million in 2007. Full-year adjusted EBITDA margin improved to 47 percent, up from 44 percent in 2007. (*See Use of Non-GAAP Financial Measures below for definitions.)

Full-year cash from operations was $343.5 million, or 43 percent of revenue, up 45 percent over the prior year. At year-end, the Company had approximately $771.6 million of cash, cash equivalents and marketable securities.

The Company had approximately 169.4 million shares of common stock outstanding as of December 31, 2008.

The number of customers under long-term service contracts at the end of the fourth quarter increased by 50 to a record 2,858, an 8 percent increase year-over-year.

Sales through resellers and sales outside the United States accounted for 17 percent and 25 percent, respectively, of revenue for the fourth quarter 2008.

Akamai’s fourth quarter consolidated financial results include two months of activity from acerno, following the closing of Akamai’s acquisition of acerno on November 3, 2008. acerno contributed approximately $6.9 million of revenue during the fourth quarter of 2008.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-270-6057 (or 1-617-213-8891 for international calls) and using passcode No. 25657509. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 48935965.

The Akamai Difference

Akamai® provides market-leading managed services for powering rich media, dynamic transactions, and enterprise applications online. Having pioneered the content delivery market one decade ago, Akamai’s services have been adopted by the world’s most recognized brands across diverse industries. The alternative to centralized Web infrastructure, Akamai’s global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. Akamai has transformed the Internet into a more viable place to inform, entertain, advertise, interact, and collaborate. To experience The Akamai Difference, visit www.akamai.com.

Financial Statements

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Dec. 31, 2008	Dec. 31, 2007
Assets
Cash and cash equivalents	$156,074	$145,078
Marketable securities	171,097	400,580
Restricted marketable securities	3,460	511
Accounts receivable, net	139,612	118,944
Prepaid expenses and other current assets	31,666	29,929

Current assets	501,909	695,042
Marketable securities	440,843	84,237
Restricted marketable securities	153	3,102
Property and equipment, net	174,483	134,546
Goodwill and other intangible assets, net	534,253	449,137
Other assets	5,592	4,520
Deferred income tax assets, net	223,718	285,463

Total assets	$1,880,951	$1,656,047

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$87,297	$74,773
Other current liabilities	13,159	13,602

Current liabilities	100,456	88,375
Other liabilities	11,870	9,265
Convertible notes	199,855	199,855

Total liabilities	312,181	297,495
Stockholders’ equity	1,568,770	1,358,552

Total liabilities and stockholders’ equity	$1,880,951	$1,656,047

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2008	2008	2007	2008	2007
Revenues	$212,554	$197,347	$183,238	$790,924	$636,406

Costs and operating expenses:
Cost of revenues * †	60,688	56,659	49,394	222,610	167,444
Research and development *	10,477	9,943	10,466	39,243	44,141
Sales and marketing *	45,206	42,027	36,397	164,365	147,556
General and administrative * †	35,183	33,776	33,100	136,028	121,101
Amortization of other intangible assets	3,651	3,173	2,835	13,905	11,414
Restructuring charge (benefit)	2,509	—	—	2,509	(178)

Total costs and operating expenses	157,714	145,578	132,192	578,660	491,478

Operating income	54,840	51,769	51,046	212,264	144,928

Interest income, net	(4,862)	(4,994)	(6,841)	(21,967)	(22,729)
Loss on early extinguishment of debt	—	—	—	—	3
Loss (gain) on investments, net	430	(1)	(23)	157	(24)
Other income, net	(801)	(154)	(30)	(461)	(527)

Income before provision for income taxes	60,073	56,918	57,940	234,535	168,205
Provision for income taxes	19,540	23,558	22,062	89,397	67,238

Net income	$40,533	$33,360	$35,878	$145,138	$100,967

Net income per share:
Basic	$0.24	$0.20	$0.22	$0.87	$0.62
Diluted	$0.22	$0.18	$0.20	$0.79	$0.56
Shares used in per share calculations:
Basic	168,843	168,474	164,768	167,673	162,959
Diluted	186,694	187,769	185,294	186,685	185,094

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2008	2008	2007	2008	2007
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$636	$614	$867	$2,415	$3,349
Research and development	3,213	2,765	3,643	11,088	15,658
Sales and marketing	7,271	6,949	6,144	26,273	26,252
General and administrative	4,409	3,794	4,954	18,123	21,296

Total stock-based compensation	$15,529	$14,122	$15,608	$57,899	$66,555

Depreciation and amortization:
Network-related depreciation	$18,944	$17,365	$14,249	$68,427	$50,295
Capitalized stock-based compensation amortization	1,219	1,118	703	4,212	1,829
Other depreciation and amortization	3,639	2,914	2,439	11,537	8,356
Amortization of other intangible assets	3,651	3,173	2,835	13,905	11,414

Total depreciation and amortization	$27,453	$24,570	$20,226	$98,081	$71,894

Capital expenditures:
Purchases of property and equipment	$14,140	$30,286	$9,954	$90,369	$81,420
Capitalized internal-use software	6,296	6,142	5,962	25,017	19,057
Capitalized stock-based compensation	1,978	1,867	1,991	7,436	6,353

Total capital expenditures	$22,414	$38,295	$17,907	$122,822	$106,830

Net (decrease) increase in cash, cash equivalents, marketable securities and restricted marketable securities	$(17,074)	$43,059	$67,572	$138,119	$199,054
End of period statistics:
Number of customers under recurring contract	2,858	2,808	2,645
Number of employees	1,537	1,555	1,324
Number of deployed servers	42,669	40,635	30,293

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2008	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$40,533	$33,360	$35,878	$145,138	$100,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	27,662	24,780	20,436	98,920	72,735
Stock-based compensation	15,529	14,122	15,608	57,899	66,555
Provision for deferred income taxes, net	14,165	22,434	23,594	80,551	65,272
Excess tax benefits from stock-based compensation	(143)	(751)	(2,551)	(11,176)	(20,862)
Losses (gains) on investments and disposal of property and equipment, net	529	16	(13)	242	23
Provision for doubtful accounts	1,229	610	848	2,575	2,901
Non-cash portion of loss on early extinguishment of debt	—	—	—	—	3
Non-cash portion of restructuring charge (benefit)	(842)	—	—	(842)	(178)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,582)	(5,184)	(11,386)	(21,474)	(31,937)
Prepaid expenses and other current assets	2,737	607	(4,384)	(5,471)	(12,009)
Accounts payable, accrued expenses and other current liabilities	(3,148)	7,074	(8,837)	(4,181)	(12,965)
Accrued restructuring	1,763	(4)	(177)	1,216	(2,722)
Deferred revenue	841	(3,432)	1,324	(1,492)	5,297
Other noncurrent assets and liabilities	2,200	(414)	1,179	1,589	3,874

Net cash provided by operating activities	92,473	93,218	71,519	343,494	236,954

Cash flows from investing activities:
Cash of acquired businesses	—	—	—	—	7,875
Cash paid for acquired business	(83,719)	—	—	(83,719)	—
Purchases of property and equipment and capitalization of internal-use software costs	(20,436)	(36,428)	(15,916)	(115,386)	(100,477)
Proceeds from sales and maturities of short- and long-term marketable securities	77,196	40,641	166,353	367,652	415,771
Purchases of short- and long-term marketable securities	(53,514)	(121,096)	(241,788)	(533,069)	(550,614)
Proceeds from the sale of property and equipment	6	2	6	82	15
Decrease in restricted investments held for security deposits	—	—	—	—	723

Net cash used in investing activities	(80,467)	(116,881)	(91,345)	(364,440)	(226,707)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	2,164	1,670	9,035	21,966	31,621
Excess tax benefits from stock-based compensation	143	751	2,551	11,176	20,862
Payments on capital leases	—	—	—	—	(23)

Net cash provided by financing activities	2,307	2,421	11,586	33,142	52,460

Effects of exchange rate changes on cash and cash equivalents	(261)	(2,153)	514	(1,200)	1,776

Net increase (decrease) in cash and cash equivalents	14,052	(23,395)	(7,726)	10,996	64,483
Cash and cash equivalents, beginning of period	142,022	165,417	152,804	145,078	80,595

Cash and cash equivalents, end of period	$156,074	$142,022	$145,078	$156,074	$145,078

*	Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt, gains on legal settlements, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, loss on early extinguishment of debt, utilization of tax NOLs/credits and release of the deferred tax asset valuation allowance. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “diluted shares used in normalized net income per share calculation” as diluted common shares outstanding used in GAAP net income per share calculation, excluding the effect of FAS 123R under the treasury stock method. Akamai considers normalized net income to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2008	2008	2007	2008	2007
Net income	$40,533	$33,360	$35,878	$145,138	$100,967

Amortization of other intangible assets	3,651	3,173	2,835	13,905	11,414
Stock-based compensation	15,529	14,122	15,608	57,899	66,555
Amortization of capitalized stock-based compensation	1,219	1,118	703	4,212	1,829
Loss (gain) on investments, net	430	(1)	(23)	157	(24)
Utilization of tax NOLs/credits	18,336	22,434	20,898	84,722	63,869
Loss on early extinguishment of debt	—	—	—	—	3
Restructuring charge (benefit)	2,509	—	—	2,509	(178)

Total normalized net income:	82,207	74,206	75,899	308,542	244,435

Interest income, net	(4,862)	(4,994)	(6,841)	(21,967)	(22,729)
Provision for income taxes	1,204	1,124	1,164	4,675	3,369
Depreciation and amortization	22,583	20,279	16,688	79,964	58,651
Other income, net	(801)	(154)	(30)	(461)	(527)

Total Adjusted EBITDA:	$100,331	$90,461	$86,880	$370,753	$283,199

Normalized net income per share:
Basic	$0.49	$0.44	$0.46	$1.84	$1.50
Diluted	$0.44	$0.40	$0.41	$1.66	$1.32

Shares used in normalized per share calculations:
Basic	168,843	168,474	164,768	167,673	162,959
Diluted	186,489	188,349	186,674	187,382	186,709

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations with respect to revenue. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, inability to realize the benefits of our net operating loss carryforwards, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, unexpected expenses associated with the integration of acerno, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.